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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential,for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive  Additional  Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12


                       Digital Courier Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)  Filing Party:

--------------------------------------------------------------------------------

     4)  Date Filed:

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                      January 18, 2002 (January 07, 2002)
                      -----------------------------------
                Date of Report (Date of Earliest Event Reported):


                       DIGITAL COURIER TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-20771                87-0461586
          --------                       -------                ----------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah 95035
----------------------------------------------------------
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390
                                                    --------------

                                       N/A
                                       ---
          (Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Events

         On January 7, 2002, the Company, filed a lawsuit in the United States District Court for the Northern District of California in response to the "Consent Statement" filed in December by a group of shareholders led by James Egide, the Company's onetime Chairman and CEO (the "Egide Group"). The complaint alleges the Consent Statement is false and misleading and violates the Securities Exchange Act of 1934 and Securities and Exchange Commission Rules. In addition, the complaint charges that the Consent Statement omits material information about DCTI. The Company seeks damages and an injunction prohibiting the Egide Group from soliciting shareholder consents and prohibiting the voting of any shares pursuant to the Consent Statement until the Egide Group files a truthful and non-misleading Consent Statement.

         On January 15, 2002, the Company converted all outstanding shares of Series B Preferred Stock, which had been issued on December 31, 2001 to each of the then current members of the Company's Board of Directors, to one share each of common stock of the Company. A total of 4 shares of common stock were issued pursuant to the conversion of the Series B Preferred Stock. No shares of Series B Preferred Stock remain outstanding.


         On  January  18,  2002,  the   registrant   issued  the  press  release
incorporated by reference herein as Exhibit 99.

         In connection with the above-described transactions, Digital Courier Technologies, Inc. intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Digital Courier Technologies, Inc., at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of Digital Courier Technologies, Inc. may also obtain for free the proxy statement and other documents filed by Digital Courier Technologies, Inc. with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Evan Levine, Interim Chief Executive Officer, Digital Courier Technologies, Inc., 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 telephone: (801) 266-5390.

         Digital Courier Technologies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital Courier Technologies, Inc. stockholders with respect to the upcoming annual meeting of stockholders. Information regarding these directors and executive officers, including their ownership of Digital Courier Technologies, Inc. common stock, will be contained in Digital Courier Technologies, Inc.'s definitive proxy statement relating to the meeting.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2002         DIGITAL COURIER TECHNOLOGIES, INC.

                                By: /s/ John J. Hanlon
                                ----------------------
                                        John Hanlon
                                        President and Chief Financial Officer

                                  Exhibit Index



EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
99                Text of press release dated  January 18, 2002  announcing  the lawsuit and conversion of Series B Preferred Stock.

EXHIBIT 99


DCTI ANNOUNCES LAWSUIT AGAINST EGIDE GROUP AND CONVERTS SERIES B PREFERRED STOCK

         Salt Lake City, Utah - January 18, 2002--Digital Courier Technologies, Inc. (OTC: DCTI) announced today that it has filed a lawsuit in the United States District Court for the Northern District of California in response to the false and misleading "Consent Statement" filed in December by a group of shareholders led by James Egide, the Company's onetime Chairman and CEO (the "Egide Group"). The complaint alleges the Consent Statement is false and misleading and violates the Securities Exchange Act of 1934 and Securities and Exchange Commission Rules. In addition, the complaint charges that the Consent Statement omits material information about DCTI. The Egide Group wrongly charges that current management, which has served only a brief time, with responsibility for DCTI's cash flow and other financial problems that have resulted from the Company's being required to write down the value of various acquisitions and incur charges for uncollectible chargebacks and credit card association fines. These write downs total more than $188 million and the Company has incurred over $7 million in uncollectible chargebacks and fines. Management believes these problems are the result of actions taken by Egide and other members of the Egide Group who were formerly responsible for managing DCTI. The Company seeks damages and an injunction prohibiting the Egide Group from soliciting shareholder consents and prohibiting the voting of any shares pursuant to the Consent Statement until the Egide Group files a truthful and non-misleading Consent Statement.

         "We believe the story told by the Egide Group in the Consent Statement is incomplete, and so dramatically distorts the facts to make it false," said John Hanlon, DCTI's President and Chief Financial Officer. We want all of DCTI's shareholders to have a complete and true understanding of the facts before they cast any vote," continued Hanlon, "and we intend to ask the Court to aid the shareholders by requiring the Egide Group to correct their filing." Hanlon further added, "DCTI hopes the shareholders will read the letter DCTI issued on January 3, 2002 before deciding whether to vote to allow the Egide Group to takeover DCTI."

         DCTI also announced today that on January 15, 2001, it converted all outstanding shares of Series B Preferred Stock, issued on December 31, 2001 to each current member of the Board of Directors, to a total of 4 shares of common stock. According to Hanlon, "We only authorized the issuance of the Series B Preferred Stock as a short-term mechanism to protect the shareholders against the Egide Group's false Consent Statement in the event the Egide Group was permitted, over the Holidays, to commence soliciting shareholders before DCTI had an opportunity to respond. We wanted to ensure that all shareholders had an opportunity to gain a more complete and true understanding of the facts before they were solicited to cast any vote." Since December 31, 2001, the Company has taken several actions to ensure a fair election process. The Company has filed a letter to shareholders with the SEC and has taken other steps to inform the shareholders of key facts, including the fact that Egide was Chairman of the Board and CEO when certain acquisitions were consummated for which the Company has had to report more than $188 million in write downs and that Egide was Chairman and CEO when various merchants were allowed to process with DCTI without proper authorization, which has cost DCTI over $7 million in uncollectible chargebacks and fines.

         Hanlon continued, "Now that we have had an opportunity to communicate to shareholders at least part of the story they should hear before voting, and have had an opportunity to initiate legal action against the Egide Group, the Series B Preferred Stock is no longer needed to protect the shareholders and the Board Members have redeemed their shares."

         About DCTI

         DCTI is at the forefront of Internet payment technology. A recognized specialist in risk management and fraud control, DCTI provides secure, reliable, and fully integrated payment software and systems for Internet merchants, financial institutions, and merchant service providers. Payment features of the DCTI system include advanced validation, fraud screening, payment authorization, settlement, and real-time reporting. DCTI's notable client base and affiliations include U.S. and international banks and merchants and ongoing development partnerships with industry leaders such as Certegy, Global Payments, and TSAI. For more information, please visit www.dcti.com.

         Investor Contact for DCTI:

         John  Hanlon,  President  and  Chief  Financial  Officer,  DCTI,  (801)
266-5390.

         In connection with the above-described transactions, Digital Courier Technologies, Inc. intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Digital Courier Technologies, Inc., at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of Digital Courier Technologies, Inc. may also obtain for free the proxy statement and other documents filed by Digital Courier Technologies, Inc. with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Evan Levine, Interim Chief Executive Officer, Digital Courier Technologies, Inc., 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 telephone: (801) 266-5390.

         Digital Courier Technologies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital Courier Technologies, Inc. stockholders with respect to the upcoming annual meeting of stockholders. Information regarding these directors and executive officers, including their ownership of Digital Courier Technologies, Inc. common stock, will be contained in Digital Courier Technologies, Inc.'s definitive proxy statement relating to the meeting.

                                        2